EXHIBIT 10.1

Bank of America

April 23, 2009

Mr. R. Gregory Lewis
Chief Financial Officer
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee  37202

Re:           Loan Agreement Dated May 12, 2003, as Amended (“Loan Agreement”)

Greg,

Reference is made to the Loan Agreement dated May 12, 2003, as amended.  Capitalized terms not defined herein shall have the meaning contained in the Loan Agreement.

This letter is to advise you that Bank of America, N.A. waives noncompliance by J. Alexander’s Corporation and J. Alexander’s Restaurants, Inc., of the Fixed Charge Coverage Ratio and the Maximum Adjusted Debt to EBITDAR Ratio for the quarter ending March 31, 2009.  This waiver is limited to the items and periods set forth above.

Very truly yours,

BANK OF AMERICA, N.A.

By:   /s/ Thomas C. Kilcrease, Jr.
Thomas C. Kilcrease, Jr.
Senior Vice President